UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

        PURSUANT TO SECTION 14(C) of the SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 15, 2005

                         Reality Wireless Networks, Inc.

                                     Nevada

                                    000-26369
                            (Commission File Number)

                                   88-0422026
                        (IRS Employer Identification No.)

             4906 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335
       Registrant's telephone number, including area code: (253) 853-3632
               ___________________________________________________

                           Check the appropriate box:

[X]  Preliminary Information Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2)
[_]  Definitive Information Statement

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[X] No fee required.
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1) Title of each class of securities to which transaction applies:         Common Stock
                                                                           Preferred Series A

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2) Aggregate number of securities to which transaction applies:  420,170,702


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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount of which the filing fee is calculated and state how it was determined): N/A


______________________________________________________________________________________________________
4) Proposed maximum aggregate value of transaction: N/A


______________________________________________________________________________________________________
5) Total fee paid: N/A


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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_________________________________________________
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    4) Date

                         Reality Wireless Networks, Inc.
                       4906 Point Fosdick Dr., Suite 102,
                              Gig Harbor, WA 98335

We Are Not Asking You For a Proxy and You Are Requested Not to Send Us A Proxy

To the Stockholders of Reality Wireless Group, Inc.:

      This Information Statement is furnished to the stockholders of Reality Wireless Networks, Inc., a Nevada corporation ("Reality," or the
"Company"), in connection with the following corporate action by resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting capital stock of Reality providing for a reverse split of the common stock as follows:

     o To authorize the board of directors to effect up to a four hundred-for-one reverse stock split of the common stock.

Stockholders of record at the close of business on the date of the first delivery of this information statement to any stockholder of the company shall be given a copy of this Information Statement. The date of first delivery of this information statement to any stockholder is expected to be April 15, 2005.

                                              By Order of the Board of Directors

                                              /s/ Steve Careaga
                                              ----------------------------------
                                              Steve Careaga, President


     This information statement is being furnished to all holders of the common stock and preferred stock of Reality in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out a reverse split of the common stock on a four hundred-for-one basis.

                                     ITEM 1.
                                     -------

                              INFORMATION STATEMENT
                              ---------------------

     This information statement is being furnished to all holders of the common stock of Reality Wireless Group, Inc., a Nevada Corporation ("Reality"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of Reality providing for a reverse split of the common stock of Reality on a basis of up to four hundred-for-one (400:1) shares. The reverse split will be conducted at a time to be determined by the board of directors subject to filing of required notices with the Nevada Secretary of State's office.

     The Form 10QSB for the quarterly periods ended June 30, 2004 and December 31, 2004 and the form 10KSB for the year ended September 30, 2004, filed by Reality with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Reality is presently current in the filing of all required reports. See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A FOUR HUNDRED FOR ONE REVERSE STOCK SPLIT OF REALITY'S COMMON STOCK.

     Reality's board determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a four hundred-for-one (400:1) basis and has received the consent of holders of a majority of the votes available as to the common stock to authorize the board to conduct such a reverse split in the Board's discretion.

     The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical stock. This process that is known as a reverse split would take up to four hundred shares of the presently issued and outstanding common stock and convert those shares into one share of the post-reverse stock split common.

     The board has indicated that fractional shares will not be issued. Instead, Reality will issue one full share of the post-reverse stock split common stock to any shareholder who entitled to receive a fractional shares as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

     a) increase the per share price of the common stock to help maintain the interest of the markets;

     b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

     c) provide the management of the Company with additional flexibility to facilitate future stock acquisitions and financing for the Company.

     For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split:

     The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

     Reality is currently authorized to issue 500,000,000 shares of its common stock of which 420,170,702 shares are currently issued and of which 310,171,402 shares are currently issued and outstanding as of April 13, 2005. Currently, shareholders of voting common stock providing for the right to 162,000,000 voted have consented in writing to the reverse-split proposal, constituting approval of 52.23% of the shares entitled to vote. A reverse split on a four hundred-for-one (400:1) basis reduces the number of issued shares to approximately 1,050,427 shares issued of which 775,428 shares will be issued and outstanding, but will not reduce the number of shares of common stock that the Board of the company is authorized to issue. The reverse split will not have any effect on the stated par value of the common stock.

     The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Reality's common stock held by each shareholder will be automatically converted into that number of whole shares of common stock owned immediately prior to the reverse stock split divided by 400, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

     If acted upon by the Company's board of directors, the consent of the majority of common stock reported herein would result in each shareholder's percentage ownership interest in the company and proportional voting power to remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the reverse stock split. All issued options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) will also be appropriately adjusted for the reverse stock split.

     The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. If in the future the Company issues additional equity or quasi-equity securities combined with a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 400.

     After the reverse split there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split into which the existing shares have been converted as a result of the reverse stock split.

     Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post- reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

     The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

     A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK, INCREASE OF THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK AND AUTHORIZING BOARD TO CONDUCT A REVERSE STOCK SPLIT OF THE COMMON STOCK.


Q. WHY HAS APPROVAL BEEN SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 400 FOR 1 BASIS?

A. The Board ssought approval of a reverse stock split of the common stock of up to 400 for 1 shares of the currently issued common stock and voting capital stock. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue capital stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the advancement of Reality's business or product lines through the acquisition of other businesses or products. Further, it is the expectation of the Board that such a reverse stock split would increase the market price of the resulting stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's employee compensation plans, thereby providing additional flexibility to management with regard to the issuance of shares and with regard to maintaining the proper market capitalization of the Company.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSED REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the of issued capital stock in the best interest of Reality and the best interest of the current shareholders of Reality.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Reality your class of stock and the number of shares that you hold will be affected only as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 400 shares of common stock will remain a holder of 1 share of common stock in the event that the board declares the 400 for 1 reverse stock split; none of the other proposed changes will result in different or additional shares being sent to existing shareholders.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULTS IN THE PROPOSALS BEING PASSED?

A. The proposal is approved by the affirmative vote of a majority of the votes of eligible voting securities is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the votes of eligible voting securities of Reality.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

     The following table sets forth information about the beneficial ownership of Reality's Capital Stock, as of April 13, 2005 by (i) each person who is known by Reality to own beneficially more than five percent (5%) of the outstanding shares of Capital Stock; (ii) each of Reality's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:


AMOUNT/NATURE/                         % OWNERSHIP                   NAME/ADDRESS
TITLE OF CLASS                           OF CLASS                  BENEFICIAL OWNER
------------------------------------------------------------------------------------------
(i)  62,000,000                             19%               Steve Careaga
     (.001 par value)                                         7235 No. Creek Loop
     Common Stock                                             Gig Harbor, WA  98335


(ii) Directors
     62,000,000                             19%               Steve Careaga
     (.001 par value)                                         7235 No. Creek Loop
     Common Stock                                             Gig Harbor, WA  98335

(iii) Shareholder Executives        .
      62,000,000                            19%               Steve Careaga
      (.001 par value)                                        7235 No. Creek Loop
      Common Stock                                            Gig Harbor, WA  98335

As of April 13, 2005, Reality had 420,170,702 shares of common stock issued of which 310,171,402 shares are currently issued and outstanding.

                                     ITEM 5.
                                     -------

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Reality's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors that is not otherwise shared by all other stockholders.



                             ADDITIONAL INFORMATION
                             ----------------------

     Additional information concerning Reality Wireless Group, Inc. including its Form 10-KSB annual report for the year ended September 30, 2004 and quarterly reports on Form 10-QSB for the past quarters ended December 31, 2004 and June 30, 2004, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.




                                          Dated: April 15, 2004


                                          By Order of the Board of Directors

                                          /s/ Steve Careaga
                                          --------------------------------------
                                          Chief Executive Officer and Director